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Exhibit (23.1)

CONSENT OF THE AUDITOR GENERAL

        I hereby consent to the inclusion of the Auditor General's report dated March 16, 2004 for the final year ended March 31, 2003 on the Consolidated Financial Statements of Québec, included in Volume I of the Public Accounts, as exhibit (99.7) to the Annual Report on Form 18-K of Québec for the fiscal year ended March 31, 2003.

/s/ DORIS PARADIS, FCA
Doris Paradis, FCA
Acting Auditor General of Québec Québec, Québec

Date: April 5, 2004

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CONSENT OF THE AUDITOR GENERAL